INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”), made as of ____________, 20__ between MAMA’S CREATIONS, INC., a Nevada corporation (the “Company”), and ________________ (the “Indemnitee” and, sometimes, the “Director”).
WHEREAS, Indemnitee is a director of the Company;
WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;
WHEREAS, the Board of Directors of the Company has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage are available; and
NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company and the Indemnitee hereby agree as follows:
1.Definitions. As used in this Agreement:
(a)“Expenses” includes, without limitation, all costs, expenses and obligations (including attorneys’ fees and disbursements, court costs, travel expenses and fees of experts) incurred or paid in connection with investigating, defending, being a witness in or participating in, or preparing to defend, any Proceeding, whether conducted by the Company or otherwise, including, without limitation, any Proceeding, action or process for the purpose of establishing Indemnitee’s right to indemnification under this Agreement and any amounts paid in settlement by or on behalf of Indemnitee.
(b)“Independent Legal Counsel” means legal counsel who or which has not provided or performed services for the Company, any of its directors, officers or the Indemnitee for the last three years and is not otherwise representing any party to any Proceeding, other than legal services rendered as an independent legal counsel in any prior determination regarding indemnification under this Agreement or any similar agreement with any other director or officer.
(c)“NRS” means the Nevada Revised Statutes, as amended from time to time.
(d)“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company or other entity.
(e)“Proceeding” includes any threatened, pending or completed action, suit or proceeding, whether of a civil, criminal, administrative, arbitrative or investigative nature (including all appeals therefrom), or any inquiry or investigation that could lead to such an action, suit or proceeding.
(f)References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who is determined to have acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “he reasonably believed to be in or not opposed to the best interests of the Company,” as referred to in this Agreement.

2.Indemnity. The Company shall indemnify the Indemnitee to the fullest extent permitted by law (including, without limitation, pursuant to NRS 78.7502 and in accordance with NRS 78.751) if Indemnitee was, is or becomes a party to or is threatened to be made a party to or otherwise involved (as a witness or otherwise) in any Proceeding because the Director is or was a director, officer, employee, trustee, agent or fiduciary of the Company or is or was serving at any time, at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against all Expenses, judgments, amounts paid in settlement, fines and penalties (including excise and similar taxes) (each, a “Claim” and collectively, “Claims”) incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, but only if it is determined pursuant to Section 4 that the applicable Director acted in good faith and (a) in a manner he reasonably believed to be in or not opposed to the best interests of the Company and (b) in the case of a criminal proceeding, had no reasonable cause to believe that the Director’s conduct was unlawful. No indemnification will be made to Indemnitee with respect to any Proceeding relating to any actions and/or omissions in which the applicable Director shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company or for any grossly negligent act or omission. The termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, determine that Indemnitee did not act in good faith and in a manner the Director reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that such person had reasonable cause to believe that the Director’s conduct was unlawful. The Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Director has been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. The Indemnitee shall give to the Company notice in writing as soon as practicable of any Claims made against such Indemnitee for which indemnity will or could be subject under this Agreement. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder, unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure.
3.Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification under Section 2 shall be made or paid by the Company no later than 30 calendar days after receipt by the Company of the written request of Indemnitee therefor, unless a determination is made within such 30 calendar day period that the applicable Director has not met the relevant standards or other conditions for indemnification set forth in Section 2. Such determination shall be made (a) by a majority vote of a quorum consisting of members of the Board of Directors who are not parties to the Proceedings; (b) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors of the Company, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not parties to the Proceedings; (c) by Independent Legal Counsel selected by the Board of Directors of the Company or a committee of the Board of Directors of the Company by vote as set forth in Subsection (a) and (b) of this Section 3, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors of the Company; or (d) by the stockholders in a vote that excludes the shares held by directors who are parties to the Proceedings (in any such case, the “Reviewing Party”). In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to indemnification under any provision of this Agreement, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court of the State of Nevada having subject matter jurisdiction thereover and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. No determination by the Reviewing Party that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct. Any determination by the Reviewing Party that Indemnitee has satisfied any applicable standard of conduct shall be conclusive and binding on the Company and Indemnitee.

4.Indemnification of Expenses of Successful Party. To the extent Indemnitee has been wholly successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, such Indemnitee shall be indemnified against all Expenses incurred in connection therewith.
5.Advances of Expenses. The Expenses incurred by Indemnitee in connection with any Proceeding shall be paid by the Company in advance of a final disposition of such Proceeding at the written request of the Indemnitee, if such Indemnitee undertakes, in writing, to repay such amount if and to the extent that it is ultimately determined that the Director is not entitled to indemnification for such Expenses pursuant to Section 2. Following such a request and undertaking by such Indemnitee, the Company shall, subject to the provisions of Section 3, pay all invoices, statements or bills reflecting such Expenses submitted by or on behalf of Indemnitee and shall reimburse Indemnitee for all Expenses paid by such Indemnitee within 10 calendar days. Any dispute as to the reasonableness of any Expense shall not delay an Expense advance by the Company, and the Company agrees that any such dispute shall be resolved only upon the disposition or conclusion of the Proceeding. The Company agrees to pay the fees of any Independent Legal Counsel required by this Agreement and to indemnify such counsel against all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of, or arising from, the fact that Indemnitee is or was an officer of the Company or a member of the Company’s Board, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
6.Court-Ordered Indemnification; Expenses for Enforcement. The right to indemnification or advances as provided by this Agreement shall be enforceable by the Indemnitee in any court of the State of Nevada of competent jurisdiction. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 5, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Company’s Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims relating to indemnifiable events hereunder, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.
7.Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.
8.Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be exclusive of and shall be in addition to (but shall not be duplicative of) any other rights to which the Indemnitee may be entitled under the Company’s Articles of Incorporation or Bylaws, any agreement (including any and all directors’ and/or officers’ insurance policies), any vote of stockholders or disinterested directors, or otherwise. The indemnification under this Agreement shall continue as to the Indemnitee, even though the Director may have ceased to be a director and/or officer and shall inure to the benefit of the Indemnitee’s heirs, personal representatives, successors and assigns, as applicable.
9.Partial Indemnification. If the Indemnitee is entitled under any provision of this to indemnification by the Company for some or a portion of the Expenses or Claims actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify such Indemnitee for the portion of such Expenses, judgments, fines or penalties to which such Indemnitee is entitled.
10.Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those explicitly set forth herein, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, all damages and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.
11.Insurance. For the duration of Indemnitee’s service as a director of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an indemnifiable event hereunder, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.
12.Savings Clause. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated.
13.Notice. Any notice, payment, demand or communication required or permitted to be delivered or given by the provisions of this Agreement shall be deemed to have been effectively delivered or given and received upon the date personally delivered to (or faxed to) the respective party to which it is directed, or five (5) business days after being deposited by registered or certified mail, with postage and charges prepaid to the Indemnitee, at Indemnitee’s address of record in the Company’s records, and to the Company at 25 Branca Rd., East Rutherford, NJ 07073.
14.Counterparts. This Agreement may be executed in any number of counterparts, and upon the execution hereof by all parties hereto, in counterparts or otherwise, each executed counterpart shall constitute an original and all of such counterparts together shall constitute a single original.
15.Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflict of laws) of the State of Nevada.
16.Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of any court of the State of Nevada of competent jurisdiction and appropriate venue in the State of Nevada for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement.

17.Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.
18.Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of words shall include the singular and plural.
19.Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.
20.Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall that waiver constitute a continuing waiver.
21.Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an indemnifiable event hereunder (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under th is Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
Indemnitee:    Company:
    MAMA’S CREATIONS, INC.
Signature:        By:
Name:            Name:
            Title:
[Signature Page to Director Indemnity Agreement]